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                                                                      EX-99.B16


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


1.  Average Annual Total Return (As of September 30, 1997)

                n
       P (1 + T) = ERV
  Where:    P = a hypothetical initial payment of $1,000
            T = average annual total return
            N = number of years
          ERV = ending redeemable value at the end of the period

  EXAMPLE: One Year

            P = $1,000
            T = +29.42%
            N = 1
          ERV = $1,294.25


  Five Year

            P = $1,000
            T = +16.74%
            N = 5
          ERV = $2,168.39

  Since inception

            P = $1,000
            T = +15.69%*
            N = *
          ERV = $3,662.09*
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* Since Inception, November 3, 1988.